Exhibit 10.1

GENERAL RELEASE AGREEMENT

This Settlement Agreement and General Release (the “Agreement”) is entered into on December 15, 2005, by and between Gregory A. Peters (“PETERS”) and Internap Network Services Corporation (“INTERNAP”), and arises out of the termination of PETERS’s employment.

WHEREAS PETERS was employed by INTERNAP; and

WHEREAS PETERS resigned from his employment with INTERNAP effective November 18, 2005 (“Termination Date”).

NOW, THEREFORE, in consideration of the material promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Consideration by INTERNAP. Provided that PETERS has executed and delivered to the Company this Agreement and this Agreement becomes effective as set forth in Paragraph 18 hereunder and subject to the terms of this Agreement, PETERS shall receive a cash severance payment in the amount of $700,000.00 (based on PETERS’S annual salary at the time of termination of $350,000.00). Payment of such severance amounts shall be subject to standard payroll tax withholdings and deductions.

INTERNAP shall reimburse PETERS, on a monthly basis, for the insurance premiums that PETERS has paid for COBRA continuation coverage under INTERNAP’s group health plan for health benefits substantially similar to those PETERS was receiving immediately prior to the termination of his employment, for the period from the Termination Date until the earlier of: (i) eighteen (18) months from the Termination Date or (ii) the date upon which PETERS becomes eligible to be covered under another employer's group health plan. The first monthly payment made to PETERS shall include all such COBRA reimbursements owed and not yet paid. All other employee benefits previously provided by INTERNAP have ceased in accordance with the terms of each employee benefit plan or policy.

PETERS understands and acknowledges that the benefits to be provided him by INTERNAP under this Agreement are in excess of those he would have received from INTERNAP if he had not elected to sign this Agreement. PETERS further understands and acknowledges that INTERNAP owes no additional amounts to PETERS for wages, commissions, back pay, severance pay, accrued vacation, sick leave, other leave or any other reason.

2.    General Release of Claims. In exchange for the promises and agreements described in this Agreement, PETERS hereby voluntarily, irrevocably, fully, and completely RELEASES, ACQUITS, AND FOREVER DISCHARGES INTERNAP (including its current and former owners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, insurers, parent company, divisions, affiliates, and related business entities, collectively known herein as “INTERNAP Releasees”) from any and all claims, complaints, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses of any nature whatsoever (whether known or unknown) which PETERS ever had, may have, or now has arising from or related to, directly or indirectly, PETERS’s employment with INTERNAP, the termination of PETERS’s employment with INTERNAP, or other events accrued as of the date of execution of this Agreement, including, but not limited to:
(a)
violations of the Employee Retirement Income Security Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Equal Pay Act, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Family and Medical Leave Act, the Labor Management Relations Act, the National Labor Relations Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, 42 U.S.C. § 1983, Executive Order 11246, Executive Order 11141, the Rehabilitation Act of 1973, or the Sarbanes-Oxley Act of 2002;

(b)	violations of any other federal or state statute or regulation or local ordinance;

(c)
claims for lost or unpaid wages, compensation, or other benefits claims under state law, defamation, intentional infliction of emotional distress, negligent infliction of emotional distress, bad faith action, slander, assault, battery, wrongful or constructive discharge, negligent hiring, retention and/or supervision, fraud, misrepresentation, conversion, tortious interference with property, negligent investigation, breach of contract, or breach of fiduciary duty;

(d)
any claims to benefits under any and all bonus, severance, workforce reduction, early retirement, outplacement, or any other similar plan sponsored by INTERNAP which PETERS ever had or now has or may in the future have; and

(e)
any claims under the California Fair Employment and Housing Act, as amended; the Washington Law Against Discrimination in Employment, as amended; the Washington Family Leave Act, as amended; or any other state law arising in tort or contract.

In addition, PETERS acknowledges that this Agreement constitutes a full SETTLEMENT, ACCORD AND SATISFACTION of all claims covered by the release provisions of this Section.

3.    Covenant Not to Sue. PETERS forever waives, releases, and covenants not to sue or file any complaint or claim against any INTERNAP Releasee with any court, governmental agency or other entity based on any act or omission arising or occurring prior to the date of execution of this Agreement, whether known or unknown at the time of execution, including any claim related to any employee benefit plan (and related trusts) maintained by the company. PETERS also waives any right to recover in a civil suit brought by any governmental agency or any other individual on his behalf.

Notwithstanding the foregoing, it is understood by all parties that PETERS does not release any claims that may arise under the terms of this Agreement or after the effective date of this Agreement.

4.    Return of Property and Information. PETERS agrees to return all INTERNAP property within three (3) days of his execution of this Agreement. Such property includes, but is not limited to, the original and any copy (regardless of the manner in which it is recorded) of all information provided by INTERNAP to PETERS or which PETERS has developed or collected in the scope of his employment, as well as all INTERNAP-issued equipment, supplies, accessories, vehicles, keys, instruments, tools, devices, computers, cellphones, pagers, materials, documents, plans, records, notebooks, drawings, or papers. Provided, however, PETERS may retain copies of documents relating to INTERNAP’s employee benefit plans applicable to PETERS and income records to the extent necessary for PETERS to prepare his individual tax returns.

5.    Protective Covenants.

(a)    For the purposes of this Agreement, the term “Confidential Information” shall mean valuable, non-public, competitively sensitive data and information relating to the INTERNAP Releasees’ business that is not generally known by or readily available to INTERNAP’s competitors. Confidential Information includes, but is not limited to: (1) business and employment policies, marketing methods and the targets of those methods, finances, business plans, promotional materials and price lists; (2) the terms upon which INTERNAP obtains products from its suppliers and sells them to customers; (3) the nature, origin, composition and development of INTERNAP’s products; and (4) the manner in which INTERNAP provides products and services to its customers. “Confidential Information” does not include information that is readily ascertainable through publicly available sources.

(b)    For the purposes of this Agreement, the term “Trade Secret” shall mean information, without regard to form, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information:

(1)
derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

(2)	is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(c)    To the extent that the above definitions contained in paragraphs 5(a) and 5(b) are inconsistent with definitions of “Confidential Information” and “Trade Secret” mandated under applicable law, the foregoing definitions shall be deemed amended to the degree necessary to render them consistent with applicable law.

(d)    In recognition of the need of INTERNAP Releasees to protect their legitimate business interests, PETERS hereby covenants and agrees that: (1) with regard to each item which under Georgia law is a Trade Secret of INTERNAP Releasees, at all times during which such item remains a Trade Secret under Georgia law; and (2) with regard to each item under which Georgia law is INTERNAP Confidential Information, for a period of two (2) years after the date of this Agreement, PETERS shall regard and treat each item constituting all or any portion of the Trade Secrets and all Confidential Information as strictly confidential and wholly owned by the INTERNAP Releasees, and will not, for any reason in any fashion, either directly or indirectly use, sell, lend, lease, distribute, license, transfer, assign, show, disclose, disseminate, reproduce, copy, or otherwise communicate any such item or information to any third party, for his/her own benefit or for any purpose other than in accordance with the express, written instructions of INTERNAP Releasees.

(e)    Non-Competition Covenant. PETERS hereby covenants and agrees that for a period of 18 months after the date of this Agreement, PETERS will not compete with the Business of INTERNAP by performing management or strategic activities, or by rendering other services, of the type PETERS performed for INTERNAP during his employment. Likewise, PETERS hereby covenants and agrees that he will not perform activities of the type which in the ordinary course of business would involve the utilization of Confidential Information or Trade Secrets protected from disclosure by this Agreement. This paragraph 5(e) restricts competition only within a ten mile radius of each of the cities in which INTERNAP maintained an office during PETERS’s employment.

For the purposes of this Agreement, the “Business of INTERNAP” means any entity that is engaged in: (1) managed high performance Internet connectivity; (2) hosting or collocation services; (3) virtual private network services; (4) content distribution network services; or (5) application acceleration products or services.

If PETERS receives a job offer that may be covered by this paragraph 5(e), PETERS may request the Chairman of INTERNAP’s Board of Directors to indicate whether or not such job would be prohibited under this paragraph, and the Chairman of INTERNAP’s Board of Directors shall make such determination in his or her sole discretion.

(f) Non-Solicitation Covenant. PETERS hereby covenants and agrees that during employment with INTERNAP and for a period of 18 months after the date of this Agreement, PETERS will not directly or indirectly solicit or attempt to solicit any business in competition with the Business of INTERNAP from any of INTERNAP's customers or suppliers with whom PETERS had Contact during PETERS’s employment with INTERNAP. For the purposes of this Agreement, “Contact" means direct or indirect interaction between PETERS and INTERNAP’s customers which took place in an effort to further the business relationship.

(g) Non-Recruitment of INTERNAP Employees. PETERS hereby covenants and agrees that for a period of 18 months following the cessation of employment, PETERS will not directly or indirectly solicit or attempt to solicit any employee of INTERNAP for the purpose of encouraging, enticing, or causing said employee to terminate employment with INTERNAP.

(h) Other Employment After Termination. PETERS acknowledges and represents that PETERS has substantial experience and knowledge such that PETERS can readily obtain subsequent employment which does not violate this Agreement.

Acknowledgments. PETERS hereby acknowledges and agrees that the covenants and agreements contained in Paragraph 5 are reasonable as to time, scope, and territory given INTERNAP’s need to protect proprietary and confidential information about its business, client and customer information, and its investment in employees. In the event any covenant or agreement in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

Specific Performance. PETERS acknowledges and agrees that any breach of a covenant or agreement by him will cause irreparable damage to INTERNAP, the exact amount of which will be difficult to determine, and that the remedies at law for any such breach will be inadequate.  Accordingly, PETERS agrees that, in addition to any other remedy that may be available at law, in equity, or hereunder, INTERNAP shall be entitled to specific performance and injunctive relief, without posting bond or other security to enforce or prevent any violation of any of the covenants or agreements by him.

6.    No Re-employment. PETERS agrees never to seek employment or re-employment with INTERNAP or any of its parent, subsidiary, or related companies or divisions in the future. PETERS acknowledges that he is not now nor will he ever be eligible for such employment or re-employment and that this is fair and just under the relevant facts and circumstances.

7.    Non-Admissions. PETERS agrees that this Agreement shall not in any way be construed as an admission by INTERNAP or others released herein that any of them has acted wrongfully with respect to PETERS or any other person or persons or that PETERS has any rights whatsoever against them, and INTERNAP specifically disclaims any liability to or wrongful acts against PETERS, or any other person or persons, on the part of itself or any of the INTERNAP Releasees.

8.    Non-Assignment of Claims. PETERS acknowledges and warrants, understanding that the truth of said acknowledgment and warranty is material to the making of this Agreement, that he has not assigned or otherwise transferred any of the claims released by him through this Agreement, and he hereby promises to indemnify and hold harmless the INTERNAP Releasees with respect to any damages, costs or other injuries, including the payment of attorneys’ fees, which might arise through the assertion of any claim released herein.

9.    Intentionally left blank.

10.   Non-disparagement. PETERS agrees that he will not engage in any action that disparages INTERNAP or its officers, directors, managers, employees or practices; or that disrupts or impairs its normal operations or harms the reputation of INTERNAP with its customers, suppliers or the public; or interferes with existing contractual relationships with customers, suppliers or INTERNAP associates. Nothing in this Agreement prevents PETERS from responding accurately and fully to any question, inquiry or request for information when required by legal process.

11.   Cooperation. PETERS agrees to cooperate with INTERNAP following the termination of his employment by being reasonably available to testify on behalf of INTERNAP or any subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist INTERNAP, or any subsidiary or affiliate, in any such action, suit or proceeding, by providing information and meeting and consulting with representatives or counsel to INTERNAP, or any subsidiary or affiliate, as reasonably requested. INTERNAP agrees to reimburse PETERS for all expenses actually incurred in connection with his provision of testimony or assistance pursuant to this Section.

12.   No Assistance. PETERS shall not voluntarily provide assistance, information or advice, directly or indirectly (including through any agent or attorney), to any person or entity in connection with bringing any claim or cause of action of any kind against INTERNAP, nor will PETERS induce or encourage any person or entity to do so. Nothing in this Agreement prohibits PETERS from testifying truthfully under subpoena or providing other assistance under compulsion of law

13.   Resignation of Positions. By signing this Agreement, PETERS hereby confirms his resignation from any and all positions he held with INTERNAP or its subsidiaries, if any, on the Termination Date, to be effective immediately. PETERS also shall promptly execute any and all forms, documents and agreement as INTERNAP deems necessary for PETERS to establish his resignation as provided herein.

14.   No Presumption Against Drafter. This Agreement has been drafted through a cooperative effort of both parties, and neither party shall be considered the drafter of this Agreement so as to give rise to any presumption or convention regarding construction of this document.

15.   Voluntariness. PETERS acknowledges that he fully understands the extent and impact of the provisions of this Agreement and that he has executed it voluntarily and without any coercion, undue influence, threat, or intimidation of any kind whatsoever.

16.    Attorneys’ Fees. The parties specifically acknowledge and agree that each party will be responsible for its own attorneys’ fees, costs, and expenses incurred in connection with this Agreement and the events giving rise hereto.

17.    Consideration Period. PETERS hereby has been advised and understands that he has twenty-one (21) days from the date of receipt to decide whether or not to sign this Agreement, which period may be shortened and waived by PETERS. This period is designed to allow PETERS to consult with a financial advisor, accountant, attorney or anyone else whose advice PETERS chooses to seek.

This Agreement and any and all offers contained herein will automatically expire immediately after January 3, 2006, if PETERS has not returned to INTERNAP an executed copy of this Agreement by that time or earlier as set forth herein.

18.    Effective Date of Agreement and Option to Revoke. PETERS hereby has been advised and understands that he may revoke this Agreement within seven days after signing it. The last day upon which this Agreement can be revoked is referred to herein as the “Last Revocation Day.” Revocation shall be made by delivering a written notice of revocation to INTERNAP no later than 5:00 p.m. Eastern Time on the Last Revocation Day at the following address:

Internap Network Services Corporation
Attention: Eugene Eidenberg
250 Williams Street, Suite E-100
Atlanta, Georgia 30303

With a copy to:
Internap Network Services Corporation
Attention: Vice President and General Counsel
250 Williams Street, Suite E-100
Atlanta, GA 30303

The parties agree and understand that if PETERS does not revoke this Agreement on or before the Last Revocation Day, this Agreement shall become effective on the day following the Last Revocation Day, and PETERS shall receive the payments and benefits as described in Paragraph 1 of this Agreement as follows: $250,000 by no later than December 31, 2005 and $450,000 by no later than January 7, 2006. If PETERS does revoke this Agreement on or before the Last Revocation Day, this Agreement shall not become effective, this Agreement and any and all offers herein will automatically be terminated and expired and PETERS shall not receive the payments and benefits described in Paragraph 1 of this Agreement.

19.    Notice. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail, postage prepaid:

TO INTERNAP:    Internap Network Services Corporation
Attention: Chairman of the Board
250 Williams Street, Suite E-100
Atlanta, Georgia 30303

and to:

Internap Network Services Corporation
Attention: Vice President and General Counsel
250 Williams Street, Suite E-100
Atlanta, Georgia 30303

TO PETERS:      Mr. Gregory A. Peters

20.    Miscellaneous

(a)
Scope of Agreement. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and INTERNAP, and inure to the benefit of both you and INTERNAP, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible. Headings and subheadings in this Agreement are solely for convenience and do not constitute terms of this Agreement.

(b)
Applicable Law. This Agreement shall be interpreted, enforced, construed, and governed under the laws of the State of Georgia without regard to its choice of law rules. PETERS agrees that any future disputes between him and INTERNAP (the “parties ”) including but not limited to disputes arising out of or related to this Agreement and release of claims, will be resolved by binding arbitration, except where the law specifically forbids the use of arbitration as a final and binding remedy, in Fulton County, Georgia in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. INTERNAP will pay for the cost of the arbitration but each of the parties will be responsible for the legal fees of that party’s legal counsel. The Arbitrator will apply Georgia law, without references to rules of conflicts law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having competent jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section provided that the arbitrator shall have the ultimate authority to determine whether such preliminary or interim equitable relief shall be continued.

(c)
Entire Agreement. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties hereto, superseding and replacing all prior negotiations, understandings, representations and agreements, written or oral. No modification, amendment, waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon either of the parties unless confirmed by a written instrument signed by both parties. No waiver by any party of any term or provision of this Agreement or of any default hereunder shall affect such party’s rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

(d)
Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

(e)
 Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

(f)
Proper Construction. The language in all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties. As utilized in this Agreement, the term “or” shall be deemed to include the term “and/or” and the singular or plural number shall be deemed to include the other, whenever the context so indicates or requires. The paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify, or otherwise be used in the interpretation of any of the provisions hereof.

21.    Acknowledgment of Knowing and Voluntary Waiver

PETERS hereby represents and warrants that:

(a)	PETERS has CAREFULLY READ THIS AGREEMENT AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT;

(b)	PETERS has had an OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS CHOICE AS TO THE TERMS OF THIS AGREEMENT to the full extent that he desired before signing this Agreement;

(c)	PETERS understands that this Agreement FOREVER RELEASES INTERNAP from any legal action arising prior to the date of execution of this Agreement;

(d)	PETERS has had the opportunity to REVIEW AND CONSIDER THIS AGREEMENT FOR A PERIOD OF AT LEAST TWENTY ONE (21) DAYS before signing it;

(e)	PETERS understands that HE SHALL HAVE SEVEN (7) DAYS FOLLOWING THE EXECUTION OF THIS AGREEMENT TO REVOKE SAID AGREEMENT;

(f)
In signing this Agreement, PETERS DOES NOT RELY ON NOR HAS HE RELIED ON ANY REPRESENTATION OR STATEMENT (WRITTEN OR ORAL) NOT SPECIFICALLY SET FORTH IN THIS AGREEMENT by INTERNAP or by any of INTERNAP’s agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise; and

(g)
PETERS was not coerced, threatened, or otherwise forced to sign this Agreement, and PETERS is VOLUNTARILY SIGNING AND DELIVERING THIS AGREEMENT of his own free will, and that each signature appearing hereafter is genuine.

IN WITNESS WHEREOF, the undersigned have signed and executed this Agreement on the dates set forth below as an expression of their intent to be bound by the foregoing terms of this Agreement.

/s/ Gregory A. Peters	DATED: 12/15/05
GREGORY A. PETERS

INTERNAP NETWORK SERVICES CORPORATION

BY: /s/ Eugene Eidenberg	DATED: 12/15/05
EUGENE EIDENBERG
Chairman of the Board